Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.54

Software License Agreement

Yahoo Japan Corporation (“Yahoo”) and PayPay Card Corporation (“PPC”) enter into the following agreement regarding Yahoo’s grant to PPC of a license to use software licenses, etc. held by Yahoo.

Article 1 Grant of License to Use Software, Etc.

1.	Yahoo licenses PPC to use the programs, software, and the like specified in Exhibit 1 (the “Licensed Software”).

2.	Yahoo shall cause a third party designated by Yahoo to provide maintenance services to PPC with respect to the Licensed Software.

3.	PPC shall pay to Yahoo the consideration specified in Exhibit 2.

Article 2 Matters for Compliance

PPC shall comply with the matters provided for in Exhibit 3 when using the Licensed Software.

Article 3 Disclaimer

Yahoo is in no way liable to PPC for any electrical outage, accident with respect to communication lines, natural disaster or other force majeure, non-performance by a communication business operator, malfunction of internet infrastructure or other systems, emergency maintenance, or other case in which the Licensed Software cannot be used due to a reason not attributable to Yahoo.

Article 4 Limitation of Warranty, etc.

Yahoo assumes no warranty liability with respect to the Licensed Software to PPC, whether express or implied, including implied warranties with respect to merchantability, suitability for a specific purpose, non-infringement of third-party intellectual property rights, and the like.

Article 5 Audit

1.	Yahoo may audit PPC at any time in order to confirm the status of use of the Licensed Software.

2.	PPC shall cooperate in Yahoo’s audit pursuant to the preceding paragraph, and shall comply with Yahoo’s instructions and provide information specified by Yahoo to the extent reasonable.

3.

If, as a result of the audit provided for in Paragraph 1, Yahoo discovers that PPC’s use of the Licensed Software is in breach of this Agreement or the provisions of Exhibit 3, Yahoo may demand improvement of the status of use.

4.

Upon receiving a demand under the preceding paragraph, PPC shall improve the status of use within a reasonable period, and submit materials in order to explain the measures and the like that it takes for the purpose of that improvement.

Article 6 Term Duration

1.

This Agreement shall take effect as of October 1, 2022 and remain in effect until the last day of March 2023, on the condition that the absorption-type company split between Yahoo and PPC has taken effect pursuant to the Absorption-Type Company Split Agreement executed between Yahoo and PPC dated July 27, 2022.

2.

Notwithstanding the preceding paragraph, unless either party gives written notice to the other party at least three months in advance of the expiration of this Agreement of its intention to terminate this Agreement upon expiration, the term of this Agreement will automatically renew for one full year, and the same applies thereafter.

3.	If any outstanding obligations exist upon the termination of this Agreement, the provisions of this Agreement will continue to apply with respect to those obligations until performance is completed.

Article 7 Elimination of Antisocial Forces

1.

Each of Yahoo and PPC represents that neither it nor any of its officers, employees, advisers, and other related parties, or any person with substantive control or influence on the management thereof (“Officers and Employees, etc.”) currently constitutes, and covenants that neither it nor its Officers and Employees, etc. will constitute, any of the following:

(1)	an organized crime group;

(2)	a member of an organized crime group or a person that ceased being a member of an organized crime group within the past five years;

(3)	an associate member of an organized crime group;

(4)	a company or organization affiliated with an organized crime group, or a member thereof;

(5)	a shareholder meeting extortionist (sokaiya to);

(6)	a corporate extortionist acting under the guise of social or political activity (shakaiundo-to hyobo goro)

(7)	an organized crime group, etc. with special expertise (tokushu chino boryoku shudan-to);

(8)	any person that coexists with the above; or

(9)	any other person similar to the above.

2.	Each of Yahoo and PPC covenants that it and its Officers and Employees, etc. shall not, by itself or through a third party, commit any act that falls under any of the following:

(1)	violent demands;

(2)	unjust demands in excess of the victim’s legal liability;

(3)	threatening behavior or acting by using violence in connection with business affairs;

(4)	the act of spreading rumors, using fraudulent means or force to damage the reputation of the other party, or obstructing the other party’s business affairs; or

(5)	any other act similar to the above.

3.

Each of Yahoo and PPC represents and covenants that neither itself nor its Officers and Employees, etc. has committed any act that falls under any of the following items within the five years prior to the execution of this Agreement:

(1)	use of any of the persons specified in each item of Paragraph 1 (“Antisocial Forces”);

(2)	provision of funds or benefits or the like to Antisocial Forces or otherwise contributing to Antisocial Forces; or

(3)	otherwise having a socially reprehensible relationship with Antisocial Forces.

4.

If Yahoo or PPC discovers that the other party or an Officer and Employee of the other party has breached the representations and covenants under Paragraphs 1 through 3 or made a false report regarding those representations and covenants, the discovering party may terminate this Agreement and all associated contracts (the “Agreements”) without demand for cure.

5.

If it is discovered that Yahoo or PPC itself or its Officers and Employees, etc. has breached the representations and covenants under Paragraphs 1 through 3, or made a false report regarding those representations and covenants, the party shall lose the benefit of time with respect to all of its obligations to the other party under the Agreements and shall immediately pay all of its obligations to the other party in one lump sum upon request by the other party.

6.

If the Agreements are terminated under Paragraph 4, the terminated party shall not make any claims against the terminating party for damage incurred due to the termination. The breaching shall compensate for any damage incurred by the terminating party due to the termination.

Article 8 Termination for Cause; Acceleration

1.

Yahoo or PPC may immediately suspend performance of its obligations or terminate all or part of this Agreement, without assuming any liability and without prior notice or demand for cure, if the other party falls under any of the following items:

(1)	if it breaches all or part of its obligations under this Agreement;

(2)

if it is the subject of a petition for attachment, provisional attachment, provisional disposition, compulsory execution or auction, or its payment of taxes and public dues is in arrears and it receives a demand for payment, due to a decline in its financial or credit status or the like;

(3)	if it is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(4)

if it is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under the laws and ordinances), liquidation or voluntary liquidation;

(5)	if it resolves to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(6)	if it dishonors a note or check, or otherwise becomes insolvent or suspension of payments;

(7)	if it undergoes a change in major shareholder or management, due to which the terminating party considers the continuation of this Agreement to be inappropriate;

(8)	if it breaches any law or ordinance; or

(9)

if the other party, a special interested party of the other party (meaning (a) an officer (including an officer shareholding association) of the other party, (b) a spouse or relative by blood within the second degree of kinship of (a), (c) a company of which a majority of the voting rights are owned by (a) or (b), (d) a related company of the other party, or (e) an officer of (d); the same applies hereinafter), or a material employee, major shareholder, or trading partner of the other party or the like is discovered to be Antisocial Forces (meaning an organized crime group, member of an organized crime group, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group, etc. with special expertise (tokushu chino boryoku shudan), or similar person; the same applies hereinafter) or discovered to have been involved with Antisocial Forces.

2.

If Yahoo or PPC falls under any item of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

3.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 9 Late Payment Damages

If PPC fails to pay the royalty for the Licensed Software by the due date of payment, it shall pay late payment damages to Yahoo in the amount calculated at the rate of 14.6% per annum on the outstanding amount from the day after the due date of payment to the day payment is made.

Article 10 No Assignment of Rights

Neither Yahoo nor PPC may assign or pledge to a third party any claims arising under this Agreement without the prior written consent of the other party.

Article 11 Consultation

Yahoo and PPC shall consult mutually in good faith and resolve any matter not provided for in this Agreement or doubt regarding the interpretation of this Agreement.

Article 12 Jurisdiction

The Tokyo Summary Court or the Tokyo District Court has exclusive jurisdiction as the court of first instance with respect to any dispute requiring litigation between the parties in connection with this Agreement.

In witness whereof, the parties shall affix their respective electronic signatures to a PDF file of this Memorandum, and each party shall retain that file or a copy thereof. If executed as a paper instrument, in witness whereof, this Agreement shall be prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

September 28, 2022

Yahoo:

1-3 Kioicho, Chiyoda-ku, Tokyo

Yahoo Japan Corporation

Takao Ozawa, Representative Director

PPC :

1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Card Corporation

Mitsuhiro Wada, Representative Director

Exhibit 1

The Licensed Software defined in Article 1 of this Agreement means the following:

1.	Company-Wide [***] Production	1 license

2.	Company-Wide [***] Staging	1 license

3.	Company-Wide [***] Load Testing Environment	1 license

4.	[***] Database Enterprise Edition	54 licenses

5.	[***] Real Application Clusters	54 licenses

6.	[***] Advanced Security	54 licenses

7.	[***] Partitioning	54 licenses

8.	[***] Diagnostic Pack	54 licenses

9.	[***] Maintenance	1 set

10.	[***] (partner)	27 licenses

11.	[***] (enterprise)	27 licenses

12.	[***] (ghe)	27 licenses

13.	Other software licensed at Yahoo’s discretion

End

Exhibit 2

(1) The royalties for the Licensed Software are as follows:

Royalty	October 1, 2022, to end of March 2023

2,256,537 yen (excluding consumption tax)/month

From April 1, 2023

Annual royalty will be determined upon separate consultation between Yahoo and PPC during the period from January 1 to March 31 of the same year.

If there is any addition or change to the license or license fee of the Licensed Software specified in Exhibit 1 during the term of this Agreement, Yahoo may request to change the royalty, and PPC shall comply with that request such that the two parties change the royalty by written agreement.

Payment date	Yahoo shall issue an invoice for the consideration for each month in which a payment date specified below falls, promptly at the beginning of that month.

PPC shall pay the above amount, plus consumption tax and local consumption tax, by wire transfer into the bank account designated by Yahoo, by the date specified below. PPC shall bear any transfer fees.

Consideration for the three months from January to March each year: by January 31

Consideration for the three months from April to June each year: by April 30

Consideration for the three months from July to September each year: by July 31

Consideration for the three months from October to December each year: by October 31

End

Exhibit 3

PPC shall comply with the following provisions when using the Licensed Software:

1.	PPC’s information security rules;

2.	the attached Program License ([***]) in Exhibit 4; and

3.	the attached [***] ENTERPRISE LICENSE AGREEMENT ([***]) in Exhibit 5.

End

Exhibit 4

Program License ([***])

Exhibit 5

[***] ENTERPRISE LICENSE AGREEMENT [***]